UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY d/b/a Progress Energy Carolinas, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-0165465

1-3274	FLORIDA POWER CORPORATION d/b/a Progress Energy Florida, Inc. 299 First Avenue North St. Petersburg, Florida 33701 Telephone: (727) 820-5151 State of Incorporation: Florida	59-0247770

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

This combined Form 8-K is filed separately by three registrants: Progress Energy, Inc., Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. and Florida Power Corporation d/b/a Progress Energy Florida, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Merger (as defined below) described in Item 2.01, on July 2, 2012, Duke Energy Corporation (“Duke Energy”) caused its indirect wholly owned subsidiaries, Carolina Power & Light Company (d/b/a Progress Energy Carolinas, Inc.) (“PEC”) and Florida Power Corporation (d/b/a Progress Energy Florida, Inc.) (“PEF”), to execute joinder agreements to Duke Energy’s credit agreement, dated as of November 18, 2011 (the “Duke Credit Agreement”), among Duke Energy, certain of its direct and indirect wholly owned subsidiaries, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto. Pursuant to the Duke Credit Agreement, each of PEC and PEF has a borrowing limit of $1 billion. A copy of the Duke Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Merger described in Item 2.01, on July 2, 2012, each of the following agreements was terminated:

(i)	the Amended and Restated Credit Agreement, dated February 15, 2012, among Progress Energy, Inc. (“Progress Energy”), Citibank, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as Joint Lead Arrangers (filed as Exhibit 10.1 to Progress Energy’s Current Report on Form 8-K dated February 15, 2012);

(ii)	the $750,000,000 Credit Agreement, dated as of October 15, 2010, among PEC, the banks listed therein, Wells Fargo Bank, N.A. as Administrative Agent, The Royal Bank of Scotland PLC as Syndication Agent, and Wells Fargo Securities, LLC and RBS Securities Inc. as Joint Lead Arrangers (filed as Exhibit 10.1 to PEC’s Current Report on Form 8-K dated October 15, 2010); and

(iii)	the $750,000,000 Credit Agreement, dated as of October 15, 2010, among PEF, the banks listed therein, Bank of America, N.A. as Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Syndication Agent, and Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arrangers (filed as Exhibit 10.2 to PEF’s Current Report on Form 8-K dated October 15, 2010).

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 2, 2012, pursuant to the previously announced Agreement and Plan of Merger, dated as of January 8, 2011 (the “Merger Agreement”), by and among Duke Energy, Diamond Acquisition Corporation, a wholly owned subsidiary of Duke Energy (“Merger Sub”), and Progress Energy, Progress Energy was acquired by Duke Energy. The acquisition was accomplished through the merger of Merger Sub with and into Progress Energy (the “Merger”), as a result of which the separate corporate existence of Merger Sub ceased, with Progress Energy continuing as the surviving entity in the Merger and a wholly owned subsidiary of Duke Energy.

Under the terms of the Merger Agreement, each share of Progress Energy common stock, no par value per share (“Progress Energy Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (except for shares of Progress Energy Common Stock owned by Progress Energy (other than in a fiduciary capacity), Duke Energy or Merger Sub) was cancelled and converted into the right to receive 0.87083 shares (the “Exchange Ratio”) of Duke Energy common stock, par value $0.001 per share (“Duke Energy Common Stock”). Former shareholders of Progress Energy (other than shareholders who held their Progress Energy Common Stock through Progress Energy’s Direct Registration System or the Progress Energy Investor Plus Plan) will receive cash for any fractional shares of Duke Energy Common Stock to which they might otherwise be entitled as a result of the Merger. Based on the number of shares of Progress Energy Common Stock issued and outstanding immediately prior to the effective time of the merger, former holders of Progress Energy Common Stock have the right to receive up to approximately 257.9 million shares of Duke Energy Common Stock pursuant to the Merger, subject to adjustment for fractional shares, as described above.

At the effective time of the Merger, each option to purchase shares of Progress Energy Common Stock that was granted under the Progress Energy employee stock option plans and that was outstanding immediately prior to the effective time of the Merger was converted into an option to acquire a number of shares of Duke Energy Common Stock equal to the number of shares of Progress Energy Common Stock subject to the Progress Energy stock option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio, rounded down to the nearest whole share of Duke Energy Common Stock, with an exercise price per share of Duke Energy Common Stock equal to the exercise price per share under such Progress Energy stock option divided by the Exchange Ratio, rounded up to the nearest cent. Also upon completion of the Merger, each Progress Energy restricted share, Progress Energy restricted stock unit, Progress Energy performance share or other Progress Energy equity award was converted into an award in respect of a number of shares of Duke Energy Common Stock equal to the number of shares of Progress Energy Common Stock represented by such award multiplied by the Exchange Ratio.

Except as set forth above, each converted Progress Energy stock option, Progress Energy restricted share, Progress Energy restricted stock unit, Progress Energy performance share or other Progress Energy equity award is subject to the same terms and conditions, including vesting, as were applicable to the corresponding Progress Energy stock option, Progress Energy restricted share, Progress Energy restricted stock unit, Progress Energy performance share or other Progress Energy equity award immediately prior to the effective time of the Merger. Pursuant to the Merger Agreement, the compensation committee of the Duke Energy board of directors is expected to adjust the performance measures applicable to performance shares as it determines appropriate and equitable to reflect the performance of Progress Energy during the performance measurement period prior to the effective time of the Merger, the transactions undertaken pursuant to the Merger Agreement and the performance measures under awards made to similarly situated Duke Energy employees for the same or comparable performance cycle.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Progress Energy’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2011, and incorporated herein by reference.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

In conjunction with the Merger, in August 2011, Duke Energy and Progress Energy announced plans to offer a voluntary severance plan (“VSP”) to certain of their respective eligible employees. Approximately 650 Progress Energy employees accepted the termination benefits during the voluntary window period, which closed on November 30, 2011. The estimated amount of voluntary severance payments, which were contingent upon the successful completion of the Merger, is $90 million to $100 million for Progress Energy, including $65 million to $70 million for PEC and $25 million to $30 million for PEF.

Total severance payments that may be incurred by Progress Energy or is subsidiaries include the VSP, a potential involuntary severance plan and severance payments payable to William D. Johnson, the former Chairman, President and Chief Executive Officer of Progress Energy, which are described in Item 5.02 of the Current Report on Form 8-K filed by Duke Energy Corporation on July 3, 2012 (which description is incorporated herein by reference). Substantially all severance payments referred to above will be paid in cash and are expected to be paid in 2012 and 2013 after completion of the applicable service period for each employee.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 2.01 is incorporated herein by reference.

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT.

The information set forth in Item 2.01 is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Under the terms of the Merger Agreement, Lynn J. Good and Marc E. Manly, the directors of Merger Sub, became the directors of Progress Energy from and after the effective time of the Merger on July 2, 2012. Upon completion of the Merger, each previous member of Progress Energy’s board of directors ceased to hold his or her position as a director of Progress Energy. This was not a result of any disagreements between Progress Energy and the directors on any matter relating to Progress Energy’s operations, policies or practices.

ITEM 8.01.	OTHER EVENTS.

Progress Energy Annual Meeting

As a result of the completion of the Merger, Progress Energy’s Annual Meeting of Shareholders, originally scheduled for August 8, 2012, will not be held.

Opinion as to Certain Tax Matters

In connection with the consummation of the Merger, Hunton & Williams LLP issued an opinion as to certain tax matters related thereto. A copy of the opinion is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy Corporation, Diamond Acquisition Corporation and Progress Energy, Inc. (incorporated by reference to Exhibit 2.1 to Progress Energy Inc.’s Current Report on Form 8-K filed on January 10, 2011).

10.1	Credit Agreement, dated as of November 18, 2011, among Duke Energy Corporation and certain of its subsidiaries party thereto, as Borrowers, the lenders listed therein and Wells Fargo Bank, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on November 25, 2011).

99.1	Opinion of Hunton & Williams LLP.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC. FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.
Date: July 3, 2012	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Corporate Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy Corporation, Diamond Acquisition Corporation and Progress Energy, Inc. (incorporated by reference to Exhibit 2.1 to Progress Energy Inc.’s Current Report on Form 8-K filed on January 10, 2011).

10.1	Credit Agreement, dated as of November 18, 2011, among Duke Energy Corporation and certain of its subsidiaries party thereto, as Borrowers, the lenders listed therein and Wells Fargo Bank, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on November 25, 2011).

99.1	Opinion of Hunton & Williams LLP.